EX-99.B(j)tgtconsnt

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.  43 to Registration Statement No.  33-11466 on Form  N-1A of our report dated February  15, 2007, relating to the financial statements and financial highlights of W&R Target Funds, Inc. including Asset Strategy Portfolio, Balanced Portfolio, Bond Portfolio, Core Equity Portfolio, Dividend Income Portfolio, Energy Portfolio, Global Natural Resources Portfolio, Growth Portfolio, High Income Portfolio, International Growth Portfolio, International Value Portfolio, Limited-Term Bond Portfolio, Micro Cap Growth Portfolio, Mid Cap Growth Portfolio, Money Market Portfolio, Mortgage Securities Portfolio, Real Estate Securities Portfolio, Science and Technology Portfolio, Small Cap Growth Portfolio, Small Cap Value Portfolio and Value Portfolio, appearing in the Annual Report on Form N-CSR of W&R Target Funds, Inc. for the year ended December  31, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Custodial and Auditing Services" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
April 27, 2007